EXHIBIT 10.2

                       [OLD LINE NATIONAL BANK LETTERHEAD]

--------- -- , -----

===============
---------------

Dear __________,

         At the direction of the Board of Directors of the Bank, you are hereby notified that the Board has granted to you an option, pursuant to the 1990 Incentive Stock Option Plan ("Plan") adopted by stockholders of the Bank at the annual meeting of stockholders held on July 26, 1990.

         The option granted to you, subject to terms of the Plan, is to purchase a maximum of _______ shares of the $____ par value common stock of the Bank at the price of $_____ per share. The date of grant of this option is __________, and it is the determination that on this date the fair market value of the Bank's $5.00 par common stock was $_____ per share.

         You will observe that this option must be exercised, if at all and to the extent it may be exercised, by no later than
------------.

         Your stock option is in all respects limited and conditioned as provided in the Plan, including, but not limited to, the following:

          a. Your option may be exercised by you, but only by you, in whole or in part, in accordance with the terms of the second paragraph hereof, at any time during your lifetime prior to the three months following termination of your employment;

          b. Your option is nontransferable, otherwise than as may be occasioned by your death, and then only your estate or according to terms of your will or the provision of applicable laws of decent and distribution;

          c. In the event that the right to exercise your option is passed to your estate, or to a person to whom such right developed by reason of your executor or administrator or of such person, except that your option may be distributed by your estate as a part of your estate.

         At the time or times when you wish to exercise this option, in whole or part, please refer to the provisions of the Plan dealing with methods and formalities of exercise of your option.


--------------------
Charles A. Bongar, Jr.
Chairman of the Compensation Committee